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                            SPECIAL POWER OF ATTORNEY

         I, William H. Gates III, hereby appoint Michael Larson, my true and lawful attorney in fact for purposes of my separate investment(s) to purchase, sell (including short sales), dispose of, liquidate, transfer, exchange and/or otherwise participate in, common or preferred stock, debt (including convertible debt), interests or memberships in corporations, limited partnerships, limited liability partnerships, and/or limited liability companies, subject to the limitations stated below. I hereby give Michael Larson full power and authority to sign, execute, deliver and acknowledge all necessary or convenient agreements, amendments, extensions, consents, resolutions and consent resolutions, joint representation letters and waivers of conflicts of interest, proxies and other similar types of documents or instruments related to any such investment(s) and to file any and all documents and forms with any governmental office or agency, whether U.S., foreign, state or local government (including, without limitation, the U.S. Securities & Exchange Commission and state securities administrators or commissions), any stock exchange or stock quotation system (including without limitation the Nasdaq Stock Market), as may be required under applicable laws, or rules and regulations of any stock exchange or stock quotation system, and do and perform all and every act and thing whatsoever requisite and necessary or convenient to be done related to any such investment(s), as fully to all intents and purposes as I might or could do if personally present.

         The powers granted herein shall not include any direct investment in real estate, general partnerships, joint ventures and/or any investments resulting in unlimited liability. In addition, with regard to any transaction involving an investment (or series of related investments involving the same issuer or affiliates of the issuer of any securities being purchased, sold, exchanged, or transferred) for my account in excess of $100,000,000, Michael Larson shall have first received my consent to such investment or transaction, evidenced by a written or email communication.

         In addition to the foregoing, I hereby give Michael Larson full power and authority to sign, execute, deliver and acknowledge all necessary or convenient documents and to take such other actions on my behalf as I may from time to time direct or authorize, as evidenced by a written or email communication from the undersigned. The scope of this power of attorney may be expanded by such written or email communication and may include matters that are otherwise limited by, or not within the scope of, this instrument, including, for illustrative purposes only, real estate, partnerships, joint ventures and matters not of an investment nature.

         This Power of Attorney may be terminated at any time by the undersigned by providing a written or email notice of such termination to Michael Larson and to Christopher M. Carletti, Preston Gates & Ellis, 5000 Columbia Center, 701 Fifth Avenue, Seattle, WA 98104, (206) 623-7580; provided, however, notwithstanding any of the foregoing, this Power of Attorney shall automatically terminate and be of no further force or effect on and after the first anniversary date of its signing. As long as any person dealing with Michael Larson has no knowledge that this Power of Attorney has been revoked, such person is entitled to rely upon this Power of Attorney

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upon Michael Larson's representation that it is still in effect and that (if applicable) he has received any required consent of the undersigned.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal on this 20 day of March, 2000.

                                             /s/William H. Gates III
                                             ---------------------------------
                                             William H. Gates III


 /s/ Wendy Lee Langen                        /s/ Kristen L. Williamson
-------------------------                    ---------------------------------
WITNESS                                      WITNESS


STATE OF WASHINGTON )
                    ) ss
COUNTY OF  K I N G  )

         ON THIS DAY personally appeared before me William H. Gates III, to me known to be the individual described in and who executed the within and foregoing instrument and acknowledged that he signed the same as his free and voluntary act and deed for the uses and purposes therein mentioned.

         GIVEN UNDER my hand and official seal this 20 day of March, 2000

                                             /s/ Christine L. Turner
                                             ---------------------------------
                                             NOTARY PUBLIC

                                             Christine L. Turner
                                             ---------------------------------
                                             Print Name
                                             My appointment expires: 11/07/00

[Seal or Stamp]

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